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                          SECURITY AGREEMENT

     This SECURITY AGREEMENT (the "Agreement") is dated October 31, 1995 and is executed by and among LABOR READY, INC., a Washington corporation, LABOR READY OF NEVADA, INC., a Washington corporation, and LABOR READY FRANCHISE DEVELOPMENT CORP. INC., a Washington corporation (individually and collectively, "Debtor"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Seacoast"), and ALLIED INVESTMENT CORPORATION, a Maryland corporation, ALLIED INVESTMENT CORPORATION II, a Maryland corporation, and ALLIED CAPITAL CORPORATION II, a Maryland corporation (collectively, "Allied") (Seacoast and Allied are collectively referred to herein as the "Purchasers").

                      W I T N E S S E T H:

     WHEREAS, Debtor and Purchasers are parties to a Note Purchase Agreement dated the date hereof (as the same may be amended and in effect from time to time, the "Note Purchase Agreement"), providing for the purchase by Purchasers from Debtor of four senior subordinated notes in the aggregate original principal amount of $10,000,000;

     WHEREAS, it is a condition precedent to the performance by Purchasers of their obligations under the Note Purchase Agreement that Debtor shall have granted the security interests contemplated by this Agreement; and

     NOW, THEREFORE, in consideration of the premises and in order to induce Purchasers to enter into the Note Purchase
Agreement and perform its obligations thereunder, Debtor hereby agrees with Purchasers as follows:

SECTION 1.  Definitions

     1.1 Certain Defined Terms. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Note Purchase Agreement. The following terms, as used herein, have the meanings set forth below:

     "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Debtor including, without limitation, all of the following now owned or hereafter created or acquired by Debtor: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Debtor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Debtor's rights in, to and under all purchase orders for goods, services or other property; (c) Debtor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Debtor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not earned by performance on the part of Debtor); and
(e) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

     "Collateral" has the meaning assigned to that term in
Section 2.

     "Collateral Account" has the meaning assigned to that term in Section 7.

     "Copyright License" means any written agreement now or hereafter in existence granting to Labor Ready, Inc. any right to use any Copyright including, without limitation, the agreements described in Schedule 1 of the Copyright Security Agreement.

     "Copyrights" means collectively all of the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications now owned or hereafter created or acquired by Debtor, including, without limitation, those listed on Schedule 1 of the Copyright Security Agreement; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

     "Copyright Security Agreement" means the copyright security agreement to be executed and delivered by Labor Ready, Inc. to Purchasers, substantially in the form of Exhibit A, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

     "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor.

     "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Debtor including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

     "Fixtures" means all of the following now owned or hereafter acquired by Debtor: plant fixtures; business fixtures; other fixtures and storage office facilities, wherever located; and all additions and accessions thereto and replacements therefor.

     "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Debtor including, without limitation, all right, title and interest of Debtor in and to: (a) all agreements, leases, licenses and contracts to which Debtor is or may become a party; (b) all obligations or indebtedness owing to Debtor (other than Accounts) from whatever source arising; (c) all tax refunds; (d) Intellectual Property; and (e) all trade secrets and other confidential information relating to the business of Debtor including by way of illustration and not limitation: the names and addresses of, and credit and other business information concerning, Debtor's past, present or future customers; the prices which Debtor obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Debtor; information concerning suppliers of Debtor; and information concerning the manner of operation, business plans, pledges, projections and all other information of any kind or character, whether or not reduced in writing, with respect to the conduct by Debtor of its business not generally known by the public.

     "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) including, but not limited to, promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by Debtor.

     "Intellectual Property" shall mean collectively all of the following: Copyrights, Copyright Licenses, Patents, Patent
Licenses, Trademarks and Trademark Licenses.

     "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by Debtor, wherever located including, without limitation, finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Debtor.

     "Patent License" means any written agreement now or hereafter in existence granting to Debtor any right to use any invention on which a Patent is in existence.

     "Patents" means collectively all of the following: (a) all patents, patentable inventions and patent applications now owned or hereafter created or acquired by Debtor; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing, including, without limitation, damages of payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with any of the foregoing.

     "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral, including, without limitation, all claims of Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

     "Secured Obligations" has the meaning assigned to that term in Section 3.

     "Security Interests" means the security interests granted pursuant to Section 2, as well as all other security interests created or assigned by Debtor as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

     "Senior Debt Payout Date" means that day on which (i) the Senior Loans are paid in full and (ii) the Senior Loan Documents are terminated.

     "Trademark License" means any written agreement now or hereafter in existence granting to Debtor any right to use any Trademark, including, without limitation, the agreements described in Schedule 1 to the Trademark Security Agreement.

     "Trademarks" means collectively all of the following now owned or hereafter created or acquired by Debtor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 of the Trademark Security Agreement; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and
(f) all goodwill associated with and symbolized by any of the foregoing.

     "Trademark Security Agreement" means the trademark security agreement executed and delivered by Labor Ready, Inc. to Purchasers substantially in the form of Exhibit B, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts, as amended from time to time, and any successor statute; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or effect of perfection or non-perfection.

     1.2 Other Definition Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include any amendments to the same and any successor statutes and regulations.

SECTION 2.  Grant of Security Interests

     In order to secure the payment and performance of the Secured Obligations in accordance with the terms thereof, Debtor hereby grants to Purchasers a continuing security interest in and to all right, title and interest of Debtor in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

          (a)     Accounts;

          (b)     Inventory;

          (c)     General Intangibles;

          (d)     Documents;

          (e)     Instruments;

          (f)     Equipment;

          (g)     Fixtures;

          (h) All deposit accounts of Debtor maintained with any bank or financial institution;

          (i) The Collateral Account, all cash deposited therein from time to time and other monies and property of Debtor in the possession or under the control of Purchasers;

          (j) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts
(a) - (i) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

          (k)     Proceeds of all or any of the property
described in subparts (a) - (j) above.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Debtor shall have the exclusive, non-transferable right and license to use the Intellectual Property and the exclusive right to grant to other Persons licenses and sublicenses with respect to Intellectual Property.

SECTION 3.  Security for Obligations

     The Security Interests secure the payment and performance of
(a) the Senior Subordinated Obligations, (b) all obligations of Debtor now or hereafter existing under this Agreement and (c) all renewals, extensions, restructurings and refinancings of any of the above (all such debts, obligations and liabilities of Debtor being collectively called the "Secured Obligations").

SECTION 4.  Debtor Remains Liable

     Anything herein to the contrary notwithstanding: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Purchasers of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Purchasers shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Purchasers be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5.  Representations and Warranties

     Debtor represents and warrants as follows:

     5.1 Binding Obligation. This Agreement is the legally valid and binding obligation of Debtor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

     5.2     Location of Equipment and Inventory.  Except for
Inventory and Equipment in transit, all of the Equipment and Inventory is located at the places specified on Schedule I.

     5.3 Ownership of Collateral. Except for matters disclosed on Schedule II, other Permitted Liens and the Security Interests, Debtor owns the Collateral free and clear of any Lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for Permitted Liens, those in favor of Purchasers and as disclosed on Schedule II.

     5.4 Office Locations; Fictitious Names. The chief place of business, the chief executive office and the office where Debtor keeps its books and records are located at the places specified on Schedule I. Debtor does not do business and has not done business during the past five years under any trade-name or fictitious business name except as disclosed on Schedule III.

     5.5 Perfection. Purchasers shall have a valid, perfected security interest in the Collateral (subject only to the prior security interest in favor of the Senior Lender) securing the payment of the Secured Obligations. All filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

     5.6 Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Debtor or (b) for the perfection of or the exercise by Purchasers of their rights and remedies hereunder (except as may have been taken by or at the direction of Debtor or Purchasers).

     5.7 Accounts. Each Account constitutes the legally valid and binding obligation of the customer obligated to pay the same. The amount represented by Debtor to Purchasers as owing by each customer is the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable. No customer has any defense, set-off, claim or counterclaim against Debtor that can be asserted against Purchasers, whether in any proceeding to enforce Purchasers' rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is evidenced by a promissory note or other instrument other than a check that has not been delivered to Purchasers.

     5.8     Intellectual Property.  The Copyrights, Copyright
Licenses, Trademarks and Trademark Licenses listed on the respective schedules to each of the Copyright Security Agreement and the Trademark Security Agreement constitute all of the Intellectual Property owned by Debtor.

     5.9 Accurate Information. All information heretofore, herein or hereafter supplied to Purchasers by or on behalf of Debtor with respect to the Collateral is and will be accurate and complete in all material respects.

     5.10 Credit Agreement Warranties. Each representation and warranty set forth in Article IV of the Note Purchase Agreement is true and correct in all material respects and such representations and warranties are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein.

SECTION 6.  Further Assurances; Covenants

     6.1 Other Documents and Actions. Debtor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Purchasers may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Purchasers to exercise and enforce their rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Purchasers may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (b) at any reasonable time, upon demand by Purchasers exhibit the Collateral to allow inspection of the Collateral by Purchasers or persons designated by Purchasers; and (c) upon Purchasers' request, appear in and defend any action or proceeding that may affect Debtor's title to or Purchasers' security interest in the Collateral.

     6.2     Purchasers Authorized.  Debtor hereby authorizes
Purchasers to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law.

     6.3     Corporate or Name Change.  Debtor will notify
Purchasers prior to any change in Debtor's name, identity or corporate structure.

     6.4 Business Locations. Except as provided in Section 5.2, Debtor will keep the Collateral at the locations specified on Schedule I. Debtor will give Purchasers 30 days prior notice of any change in Debtor's chief place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location, Debtor will execute such documents and take such actions as Purchasers deem necessary to perfect and protect the Security Interests.

     6.5 Bailees. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Debtor's agents or processors, Debtor shall, upon the request of Purchasers, notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and shall instruct such Person to hold all such Collateral for Purchasers' account subject to Purchasers' instructions.

     6.6 Instruments. Debtor will deliver and pledge to Purchasers all Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Purchasers. Debtor will mark conspicuously all chattel paper with a legend, in form and substance satisfactory to Purchasers, indicating that such chattel paper is subject to the Security Interests.

     6.7 Certificates of Title. Debtor shall, upon Purchasers' request, promptly deliver to Purchasers any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Purchasers to be named as lienholder on any such certificate of title or other evidence or ownership. Debtor shall promptly inform Purchasers of any additions to or deletions from the Equipment and shall not permit any such items to become fixtures to real estate unless Purchasers have perfected security interest thereon (subject only to the lien of the Senior Lender) superior to any rights held by the owner, or any other person with an interest in, such real estate.

     6.8 Account Covenants. Except as otherwise provided in this Section 6.8, Debtor shall continue to collect, at its own expense, all amounts due or to become due Debtor under the Accounts. In connection with such collections, Debtor may take (and, after the occurrence of an Event of Default, at Purchasers' direction, shall take such actions as reasonably directed by Purchasers) such action as Debtor or Purchasers may deem necessary or advisable to enforce collection of the Accounts; provided, that Purchasers shall have the right at any time after the occurrence of an Event of Default to: (a) notify the customers or obligors under any Accounts of the assignment of such Accounts to Purchasers and to direct such customers or obligors to make payment of all amounts due or to become due directly to Purchasers; (b) enforce collection of any such Accounts; and (c) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence of an Event of Default, all amounts and proceeds (including instruments) received by Debtor with respect to the Accounts shall be received in trust for the benefit of Purchasers, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Purchasers in the same form as so received (with any necessary endorsement) to be held in the Collateral Account pursuant to
Section 7. After the occurrence of an Event of Default, Debtor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon without the prior consent of Purchasers.

     6.9 Intellectual Property Covenants. Labor Ready, Inc. shall concurrently herewith deliver to Purchasers the Copyright Security Agreement and the Trademark Security Agreement and all other documents, instruments and other items as may be necessary for Purchasers to file such agreements with the United States Copyright Office, United States Patent and Trademark Office and any similar domestic or foreign office, department or agency.
If, before the Secured Obligations are paid in full, any Debtor obtains any new Intellectual Property or rights thereto or becomes entitled to the benefit of any Intellectual Property not listed on the respective schedules to each security agreement, such Debtor shall give to Purchasers prompt written notice thereof, and shall amend the respective security agreement to include any such new Intellectual Property. Debtor shall: (a) prosecute diligently any copyright, patent, trademark or license application at any time pending; (b) make application on all new copyrights, patents and trademarks as reasonably deemed appropriate by Debtor; (c) preserve and maintain all rights in the Intellectual Property; and (d) use its best efforts to obtain any consents, waivers or agreements necessary to enable Purchasers to exercise its remedies with respect to the Intellectual Property. Debtor shall not abandon any right to file a copyright, patent or trademark application nor shall Debtor abandon any pending copyright, patent or trademark application, or Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License without the prior written consent of Purchasers. Debtor represents and warrants to Purchasers that the execution, delivery and performance of this Agreement by Debtor will not violate or cause a default under any of the Intellectual Property or any agreement in connection therewith.

     6.10 Equipment Covenants. Debtor shall cause the equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are reasonably necessary or desirable to such end.

     6.11 Insurance. Debtor shall maintain insurance with respect to the Collateral in accordance with the terms of the Note Purchase Agreement.

     6.12 Taxes and Claims. Debtor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies), except to the extent the validity thereof is being contested in good faith.

     6.13 Collateral Description. Debtor will furnish to Purchasers, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Purchasers may reasonably request, all in reasonable detail.

     6.14 Use of Collateral. Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statue, regulation or ordinance or any policy of insurance covering any of the Collateral.

     6.15 Records of Collateral. Debtor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Purchasers may reasonable request indicating that the Collateral is subject to the Security Interests.

     6.16 Other Information. Debtor will, promptly upon request, provide to Purchasers all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable Purchasers to enforce the provisions of this Agreement.

SECTION 7.  Collateral Account

     7.1 Cash Account. After the occurrence of an Event of Default at any time after the Senior Debt Payout Date and upon notice by Purchasers, Debtor shall establish with Purchasers a cash collateral account (the "Collateral Account") in the name and under the control of Purchasers into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to Purchasers pursuant to Section 7.2 or any other provision of this Agreement. Any income received by Purchasers with respect to the balance from time to time standing to the credit of the Collateral Account shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account shall vest in Purchasers and shall constitute part of the Collateral.

     7.2 Customer Payments. After the occurrence of an Event of Default at any time after the Senior Debt Payout Date and upon notice by Purchasers, Debtor shall instruct all customers and other Persons obligated with respect to all Accounts to make all payments directly to Purchasers (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of Purchasers). All such payments made to Purchasers shall be deposited in the Collateral Account. In addition to the foregoing, Debtor agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, Debtor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by Debtor for the benefit of Purchasers and shall be segregated from any other funds or property of Debtor.

     7.3 Direction to Pay. Debtor hereby authorizes and directs Purchasers to apply the balance from time to time outstanding in the Collateral Account to the Secured Obligations on a daily basis.

SECTION 8.  Purchasers Appointed Attorney-in-Fact

     Debtor hereby irrevocable appoints Purchasers as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Purchasers or otherwise, from time to time in Purchasers' discretion to take any action and to execute any instrument that Purchasers may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to Purchasers;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clauses (a) and (b) above;

          (d) to file any claims or take any action or institute any proceedings that Purchasers may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Purchasers with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Purchasers in its reasonable discretion, and such payments made by Purchasers to become obligations of Debtor to Purchasers, due and payable immediately without demand;

          (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

          (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Purchasers were the absolute owner thereof for all purposes, and to do, at Purchaser's option and Debtor's expense, at any time or from time to time, all acts and things that Purchasers deems reasonably necessary to protect, preserve or realize upon the Collateral.

     Debtor hereby ratifies and approves all acts of Purchasers made or taken pursuant to this Section 8. Neither Purchasers nor any person designated by Purchasers shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except any of same resulting from its or their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

SECTION 9.  Transfers and Other Liens

     Except as otherwise permitted by the Note Purchase
Agreement, Debtor shall not:

          (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that Debtor may sell Inventory in the ordinary course of business.

          (b) Create of suffer to exist any lien, security interest or other charge or encumbrance upon with respect to any of the Collateral to secure indebtedness of any Person except for the security interest created by this Agreement or permitted under the Note Purchase Agreement.

SECTION 10.  Remedies

     If any Event of Default shall have occurred and be continuing, Purchasers may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (a) require Debtor to, and Debtor hereby agrees that it will, at its expense and upon request of Purchasers forthwith, assemble all or part of the Collateral as directed by Purchasers and make it available to Purchasers at a place to be designated by Purchasers which is reasonably convenient to both parties; (b) withdraw all cash in the Collateral Account and apply such monies in payment of the Secured Obligations in the manner provided in Section 13; (c) without notice or demand or legal process, enter upon any premises of Debtor and take possession of the Collateral; and (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Purchasers' offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Purchasers may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least twenty days notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Purchasers may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Purchasers. Purchasers shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Purchasers may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

SECTION 11.  License of Intellectual Property

     Debtor hereby assigns, transfers and conveys to Purchasers, effective upon the occurrence of an Event of Default hereunder, the nonexclusive right and license to use all Intellectual Property owned or used by Debtor together with any goodwill associated therewith, all to the extent necessary to enable Purchasers to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Purchasers and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Debtor by Purchasers.

SECTION 12.  Limitation on Duty of Purchasers with Respect to
Collateral

     Beyond the safe custody thereof, Purchasers shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Purchasers shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Purchasers shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Purchasers in good faith.

SECTION 13.  Application of Proceeds

     Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account shall be applied: first, to all reasonable fees, costs and expenses incurred by Purchasers with respect to the Note Purchase Agreement, the Other Agreements or the Collateral including, without limitation, those described in
Section 12.1 of the Note Purchase Agreement and in Section 14 hereof; second, to accrued and unpaid interest on the Secured Obligations (including any interest which, but for the provisions of any bankruptcy law, would have accrued on such amounts); third, to the principal amounts of the Secured Obligations outstanding; fourth, to any other indebtedness or obligations of Debtor owing to Purchasers; and fifth, to Debtor or such other persons as a court of competent jurisdiction may direct.

SECTION 14.  Expenses

     Debtor shall pay all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of perfecting and maintaining the Security Interests, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Debtor fails to promptly pay any portion of the above expenses when due or to perform any other obligation of Debtor under this Agreement, Purchasers may, at their option, but shall not be required to, pay or perform the same and charge Debtor's account for all costs and expenses incurred therefor, and Debtor agrees to reimburse Purchasers therefor on demand.
All sums so paid or incurred by Purchasers for any of the foregoing, any and all other sums for which Debtor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Purchasers or any other Lender in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Note Purchase Agreement and shall be secured by the Collateral.

SECTION 15.  Termination of Security Interests; Release of
Collateral

     Upon indefeasible payment in full of the Senior Subordinated Notes and all other monetary obligations owing by Debtor to Purchasers under the Note Purchase Agreement and the Other Agreements (other than the Warrant Documents), the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination of the Security Interests or release of any Collateral, Purchasers will, at the expense of Debtor, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interests and the release of such Collateral, as the case may be.

SECTION 16.  Notices

     All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Note Purchase Agreement.

SECTION 17.  Successors and Assigns

     This Agreement is for the benefit of Purchasers and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Debtor and its successors and assigns.

SECTION 18.  Changes in Writing

     No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Debtor therefrom, shall in any event be effective without the written concurrence of Purchasers and Debtor.

SECTION 19.  Applicable Law

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS  OF THE
COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICTS OF
LAWS PRINCIPLES.

SECTION 20.  Failure or Indulgence Not Waiver; Remedies
Cumulative

     No failure or delay on the part of Purchasers in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 21.  Headings

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 22.  Counterparts

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 23.  Subordination

     Notwithstanding any provision in this Agreement to the contrary, the Secured Obligations shall be subordinate in right of payment to the Senior Debt, and Purchasers' rights and remedies hereunder shall be subordinate to the rights and remedies of the Senior Lender, all in accordance with the terms of the Senior Subordination Agreement. Nothing contained in this
Section 23 or elsewhere in this Agreement, in the Senior Subordinated Notes or the Senior Subordination Agreement is intended to or shall impair, as between Debtor and Purchasers, the obligations of Debtor, which are absolute and unconditional, to pay to Purchasers the principal of and interest on the Senior Subordinated Notes and all other Secured Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Purchasers and creditors of Debtor other than the holders of the Senior Debt, nor, as between Purchasers and Debtor, shall anything herein or therein prevent Purchasers from exercising all remedies otherwise permitted by applicable law upon an Event of Default under the Note Purchase Agreement.


Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the day first above written.


LABOR READY, INC.


By:
Glenn A. Welstad,
Chief Executive Officer


LABOR READY OF NEVADA, INC.


By:
Glenn A. Welstad,
Chief Executive Officer

LABOR READY FRANCHISE DEVELOPMENT CORP. INC.


By:
Glenn A. Welstad,
Chief Executive Officer


SEACOAST CAPITAL PARTNERS
LIMITED PARTNERSHIP

By:
Seacoast Capital Corporation, its general partner


By:
Thomas W. Gorman,
Vice President



ALLIED INVESTMENT CORPORATION


By:
George Stelljes III,
Senior Vice President


ALLIED INVESTMENT CORPORATION II


By:
George Stelljes III,
Senior Vice President


ALLIED CAPITAL CORPORATION II


By:
George Stelljes III,
Senior Vice President